                                UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                  ----------

                                   FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                           MONACO COACH CORPORATION
                       -------------------------------
         (Exact name of Registrant as specified in its charter)

                 DELAWARE                                35-1880244
      ---------------------------               --------------------------
(State of incorporation or organization)     (IRS Employer Identification No.)

                             91320 Industrial Way
                               Coburg, OR 97408
            (Address of principal executive offices)(Zip Code)
                                  ----------
Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class        Name of each exchange on which
            to be so registered        each class is to be registered
            -------------------        ------------------------------

   Common Stock, $0.01 par value       New York Stock Exchange
        (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

                                  None

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Item 1.         DESCRIPTION OF SECURITIES TO BE REGISTERED

                The description of the Common Stock of Registrant set forth under the caption "Description of Captial Stock" in Registrant's Registration Statement on Form S-2 (File No. 333-23591) Declared effective on June 17, 1997, is hereby incorporated by reference in response to this item.

Item 2.         EXHIBITS

                The following exhibits are filed as a part of this registration:

Number          Description
------          -----------
3.1(1)          Amended and Restated Certificate of Incorporation of the
                Registrant.

3.2(2)          Certificate of Designations of Rights, Preferences and
                Privileges of Series A Convertible Preferred Stock of the
                Registrant.

3.3(1)          Bylaws of Registrant, as amended to date.


------------------
(1) Incorporated by reference to exhibits filed in response to Item 14(a), "Exhibits, Financial Statement Schedules, and Reports on Form 8-K," of the Company's Form 10-K Annual Report for the year ended January 1, 1994.

(2) Incorporated by reference to exhibits filed in response to Item 7, "Financial Statements and Exhibits," of the Company's Current Report on Form 8-K dated March 4, 1996.



                                       -2-

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                                  SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                            MONACO COACH CORPORATION


Date: December 16, 1998         By: /s/ Richard E. Bond
                                    --------------------------------------------
                                Richard Bond
                                Vice President, Chief Administrative Officer and
                                Secretary